UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 6, 2005

AmerisourceBergen Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or Other Jurisdiction of Incorporation or Organization)	Commission File Number	(I.R.S. Employer Identification Number)

1300 Morris Drive Chesterbrook, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 727-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On April 6, 2005, the AmerisourceBergen Drug Corporation subsidiary of AmerisourceBergen Corporation (“AmerisourceBergen” or the “Registrant”) received a subpoena from the Office of the Attorney General of the State of New York (the “NYAG”) requesting documents and responses to interrogatories concerning the manner and degree to which the Registrant purchases pharmaceuticals from other wholesalers, often referred to as the alternate source market. AmerisourceBergen, which purchases less than 0.5 percent of the pharmaceuticals it distributes from sources other than the manufacturer, was advised by the NYAG that similar subpoenas have been issued to other industry participants. AmerisourceBergen was not advised of any allegations of misconduct by the Registrant.

AmerisourceBergen has been working closely with many manufacturers to minimize the need for pharmaceutical purchases from alternate sources. AmerisourceBergen purchases from alternate sources to maintain high service levels to customers when products are in short supply and in some cases to improve its margin. Purchases in the alternate source market by the Registrant are from less than 20 licensed wholesalers, which must adhere to AmerisourceBergen’s product integrity program. AmerisourceBergen’s program, which is more stringent than state licensing standards, begins with an extensive application process and background investigation, and includes ongoing monitoring and annual inspections.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: April 7, 2005	By:	/s/ Michael D. DiCandilo
	Name:	Michael D. DiCandilo
	Title:	Senior Vice President
and Chief Financial Officer